                                                                                                       EXHIBIT NUMBER (11)

                                                                                                      TO 9/30/97 FORM 10-Q

            NORTHERN TRUST CORPORATION
         COMPUTATION OF PER SHARE EARNINGS

                                                             Third Quarter                  Nine Months Ended
                                                           Ended September 30                  September 30
                                                     ----------------------------------------------------------------
                                                          1997            1996             1997             1996
                                                     ------------    ------------      ------------      ------------
Computations Required by
------------------------
Regulation S-K
--------------

Primary Earnings Per Share
--------------------------

Net Income Applicable to
  Common Shares                                      $ 79,742,438    $ 65,225,457      $224,443,595      $187,669,908
                                                     ============    ============      ============      ============

Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

       Common Shares                                  111,065,939     111,743,592       111,008,921       112,221,554

       Dilutive Effect of Common
         Equivalent Shares (A)

         Stock Options                                  2,827,563       2,011,176         2,783,251         1,879,490

         Long Term Performance Stock Plan                 567,377         631,490           576,961           582,118

         Other                                            258,918         150,922           249,088           117,916
                                                     ------------    ------------      ------------      ------------

                                                      114,719,797     114,537,180       114,618,221       114,801,078
                                                     ============    ============      ============      ============


Net Income Per Common and
  Common Equivalent Share                                   $0.70           $0.57             $1.96             $1.63
                                                     ============    ============      ============      ============


     (A) Determined by application of the treasury stock method.

                                                            EXHIBIT NUMBER (11)
                                                            TO 9/30/97 FORM 10-Q
         NORTHERN TRUST CORPORATION
     COMPUTATION OF PER SHARE EARNINGS

                                                   Third Quarter Ended September 30        Nine Months Ended September 30
                                                 -----------------------------------    -------------------------------------
                                                       1997              1996                 1997                1996
                                                 ----------------   ----------------    -----------------   -----------------
Computations Required by
------------------------
Regulation S-K
--------------

Fully Diluted Earnings Per Share
--------------------------------

Net Income Applicable to
  Common Shares                                      $ 79,742,438       $ 65,225,457         $224,443,595        $187,669,908

Add Back: Dividend on Series E Convertible
  Preferred Stock                                                                                                      14,756
                                                     ------------       ------------         ------------        ------------
                                                     $ 79,742,438       $ 65,225,457         $224,443,595        $187,684,664
                                                     ============       ============         ============        ============


Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

     Common Shares                                    111,065,939        111,743,592          111,008,921         112,221,554

     Dilutive Effect of Common
       Equivalent Shares (A)

       Stock Options                                    3,139,687          2,251,940            3,304,539           2,370,076
       Long Term Performance Stock Plan                   644,368            675,862              620,264             614,586
       Other                                              282,823            170,900              262,764             132,818
     Other Potentially Dilutive Securities

       Equivalent Shares Assuming Conversion
       Series E Convertible Preferred Stock                                                                           255,034
                                                     ------------       ------------         ------------         -----------

                                                      115,132,817        114,842,294          115,196,488         115,594,068
                                                     ============       ============         ============        ============

Net Income Per Common and
  Common Equivalent Share                                   $0.69              $0.57                $1.95               $1.62
                                                     ============       ============         ============        ============

          (A) Determined by application of the treasury stock method.